UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Gregory M. Shepard (“Shepard”) delivered a letter dated June 18, 2014 (the “Shepard Letter”) jointly addressed to the Board of Directors of Donegal Group Inc. (“DGI”) and the Board of Directors of Donegal Mutual Insurance Company (“Donegal Mutual”). In the Shepard Letter, Shepard proposed to (1) purchase approximately 3,971,000 shares of DGI Class A common stock from DGI Class A stockholders through (a) market purchases and/or (b) privately negotiated acquisitions, or alternatively (c) a tender offer, presumably at a premium purchase price; and (2) sell his 397,000 shares of Class B common stock to Donegal Mutual or a third party. Shepard also expressed his desire, if his proposal was accepted, to discuss with the boards of directors of Donegal Mutual and DGI the prospect of Shepard and/or Shepard’s representatives having seats on the boards of directors of both DGI and Donegal Mutual.

By letter dated July 9, 2014, John J. Lyons, the Chairman of the DGI Special Committee, on behalf of the DGI Board of Directors, responded to Shepard. We attach a copy of the July 9, 2014 letter from Mr. Lyons to Shepard as Exhibit 99.1 to this Form 8-K report, which we incorporate by reference into this Form 8-K report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Letter dated July 9, 2014 from John J. Lyons, Chairman, Donegal Group Inc. Special Committee, to Gregory M. Shepard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Executive Vice
President and Chief Financial Officer

Date: July 21, 2014